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                              EXHIBIT 99.2

                   OLD KENT FINANCIAL CORPORATION

            FIVE YEAR SUMMARY OF SELECTED FINANCIAL DATA

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
DECEMBER 31 (dollars
in thousands,
except per share data)       1999         1998         1997         1996         1995
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
FOR THE YEAR
Net interest income          $773,118     $740,203     $733,774     $686,067     $661,074
Provision for credit
 losses                        35,388       52,930       59,673       40,765       25,124
Net income                    279,118      261,138      247,831      211,812      204,565
Net income available to
  common shareholders         278,378      260,398      247,091      210,872      203,459
Cash dividends                108,769      106,328       89,892       80,471       73,438

AVERAGE FOR THE YEAR
Assets                    $20,589,276  $20,202,700  $19,484,961  $18,086,023  $17,122,363
Deposits                   15,982,442   15,627,803   15,378,890   14,665,235   13,927,321
Loans                      12,702,217   11,741,746   11,817,598   10,745,609    9,710,283
Total interest-earning
 assets                    18,886,406   18,613,707   18,040,366   16,809,995   15,978,810
Long-term debt                200,000      200,000      191,781      100,000       12,603
Total shareholders'
 equity                     1,514,022    1,581,486    1,606,991    1,528,139    1,441,885

AT YEAR-END
Assets                    $20,600,287  $21,148,686  $20,079,905  $18,801,964  $17,635,721
Deposits                   15,772,245   16,518,243   15,319,440   15,225,484   14,065,361
Loans                      13,901,663   11,787,940   12,007,193   11,389,512   10,066,081
Long-term debt                200,000      200,000      200,000      200,000      100,000
Total shareholders'
 equity                     1,485,764    1,576,325    1,646,083    1,559,448    1,541,555

PER COMMON SHARE (IN
 DOLLARS)*
Basic earnings per share        $2.00        $1.81        $1.65        $1.38        $1.32
Diluted earnings per
 share                           1.98         1.79         1.63         1.37         1.31
Cash dividends                  0.762        0.655        0.581        0.523        0.479
Book value at year-end          10.70        11.11        11.04        10.42        10.06
Dividend payout ratio           38.5%        36.6%        35.6%        38.2%        36.6%


PERFORMANCE RATIOS
Return on average equity       18.50%       16.56%       15.47%       13.88%       14.26%
Return on average assets         1.36         1.29         1.27         1.17         1.19
Average equity to
 average assets                  7.35         7.83         8.25         8.45         8.42
Yield on average
 interest-earning assets         7.86         7.99         8.18         8.11         8.16
Cost of average
 interest-bearing
 liabilities                     4.20         4.53         4.67         4.63         4.61
Average net interest
 spread                          3.66         3.46         3.51         3.48         3.55
Average net interest
 margin                          4.22         4.09         4.17         4.17         4.24

CAPITAL RATIOS AT YEAR-
 END
Equity to assets                7.21%        7.45%        8.20%        8.29%        8.74%
Leverage ratio                   7.47         7.22         7.74         7.55         8.03
Risk-based capital
 ratio--Tier 1                   9.48        10.04        10.90        10.75        11.94
Risk-based capital
 ratio--Tiers 1 & 2             11.33        11.94        12.82        12.69        13.98

CREDIT QUALITY RATIOS
Allowance for credit
 losses to total loans          1.48%        1.70%        1.64%        1.75%        2.02%
Impaired loans to total
 loans                           0.49         0.66         0.63         0.55         0.59
Nonperforming assets to
 total assets                    0.37         0.41         0.43         0.39         0.43
Allowance to impaired
 loans                            301          260          262          318          340
Net charge-offs to
 average loans                   0.23         0.42         0.48         0.44         0.18
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* SHARE DATA HAS BEEN ADJUSTED FOR STOCK DIVIDENDS AND SPLITS.